UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2024

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 17, 2024, Verastem, Inc. (the “Company” or “Verastem”) presented updated, mature data from the ongoing Phase 2 RAMP 201 (ENGOTov60/GOG3052) (“RAMP 201”) clinical trial evaluating the combination of avutometinib, an oral RAF/MEK clamp, and defactinib, an oral, selective focal adhesion kinase (FAK) inhibitor, in patients with recurrent low-grade serous ovarian cancer at the International Gynecologic Cancer Society (“IGCS”) 2024 Annual Meeting in Dublin, Ireland. The Company posted the IGCS presentation on its website, a copy of which is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

On October 17, 2024, the Company also posted a presentation to its website, which the Company intends to use during its previously announced investor conference call and webcast to review the mature data from the RAMP 201 trial on October 17, 2024, at 4:30 p.m. Eastern Time. A copy of the presentation is furnished hereto as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On October 17, 2024, the Company issued a press release announcing the mature data from the RAMP 201 trial and providing an update on the status of the associated rolling submission of a new drug application to the U.S. Food and Drug Administration. A copy of this press release is filed hereto as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	IGCS Presentation, dated October 17, 2024
99.2	Investor Presentation, dated October 17, 2024
99.3	Press Release, dated October 17, 2024 relating to Verastem’s RAMP 201 Trial Data
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: October 17, 2024	By:	/s/ Daniel W. Paterson
Daniel W. Paterson
President and Chief Executive Officer